[Logo of Entergy]                             For further information:
				Nancy Morovich, VP, Investor Relations
				  Phone 504/576-5506, Fax 504/576-2897
INVESTOR NEWS                                      nmorovi@entergy.com

							  Exhibit 99.1
April 25, 2002



		 ENTERGY REPORTS STRONG FIRST QUARTER
			 OPERATIONAL EARNINGS

NEW ORLEANS - Entergy Corporation reported record first quarter 2002 operational earnings of $0.80 per share compared with $0.75 in the same period of 2001, reflecting increased earnings from its competitive businesses. First quarter 2002 results were 7 percent higher than the same period one year ago. On an as reported basis, Entergy recorded a consolidated loss of $(0.35) per share, compared with earnings of $0.69 for the same period in 2001. First quarter
2002 reported results reflected a special charge in connection with impairments recognized on generating assets, turbine cancellation costs, and expensing previously capitalized development costs, all in connection with its wholesale power development business.

"Operating results reflect strong performance in our non-utility nuclear and the trading and pipeline businesses despite an economy that reflected only modest recovery during the quarter" said J. Wayne Leonard, Entergy's chief executive officer. "The balance we've created through our integrated business strategy continues to deliver results at a time when earnings disappointments both within and outside of the energy sector are commonplace."

Table 1 provides a summary of earnings per share for first quarter 2002 compared to the same period of 2001.

---------------------------------------------------------------------
Table 1:  Entergy Corporation Consolidated Results
First Quarter 2002 vs. 2001
---------------------------------------------------------------------
(Per share in U.S. $)

			      2002   2001  Change
As Reported
   U.S. Utility               0.45   0.51  (0.06)
   Parent & Other            (0.03) (0.04)  0.01
   Competitive Businesses    (0.77)  0.22  (0.99)
			     -------------------
 Consolidated Earnings       (0.35)  0.69  (1.04)

Less Special Items
   U.S. Utility                 -   (0.01)  0.01
   Parent & Other               -   (0.05)  0.05
   Competitive Businesses    (1.15)    -   (1.15)
			     -------------------
 Total                       (1.15) (0.06) (1.09)

Operational
   U.S. Utility               0.45   0.52  (0.07)
   Parent & Other            (0.03)  0.01  (0.04)
   Competitive Businesses     0.38   0.22   0.16
			     -------------------
 Consolidated Earnings        0.80   0.75   0.05

Weather Impact                0.03   0.05  (0.02)

------------------------------------------------

U.S. Utility

In first quarter 2002, as reported and operational utility earnings were $0.45 per share, compared to $0.51 in as reported earnings and $0.52 in operational earnings for first quarter 2001. The decrease in earnings quarter to quarter resulted primarily from lower revenues due to sales volumes that have not yet fully recovered in the weakened economy. In addition, earnings were negatively impacted by increased operating and maintenance expenses driven primarily by spending in the generation fleet and lower nuclear insurance program distributions. Finally, while weather favorably impacted first quarter 2002 results, this impact was more moderate than in the 2001 period.

Milder weather and lower usage in first quarter 2002 reduced residential sales by 3.5 percent, compared to first quarter 2001. This decrease was 2 percent after adjusting for weather. Commercial sales were roughly flat, while industrial sales experienced a 7 percent reduction quarter over quarter. The reduction in industrial sales was due almost exclusively to the impact of reclassifying certain industrial customers from retail to wholesale. After removing the impact of the reclassification, the reduction in industrial sales was only 1.5 percent, reflecting economic conditions that have not fully recovered but are showing clear signs of improvement. A summary of sales volumes by customer class is included in Appendix A to this release.

Table 2 provides a summary of the utility's key operational measures with quarter-to-quarter comparisons.

-----------------------------------------------------------------------------
Table 2:  Utility Operational Performance Measures
First Quarter 2002 vs. 2001 (see appendix C for definitions of measures)
-----------------------------------------------------------------------------
				  First Quarter
			      2002       2001  % Change
Utility
Generation in GWh            23,079     24,037     -4%
GWh billed
   Residential                7,274      7,537     -3%
   Commercial and Gov't       6,215      6,189    0.4%
   Industrial                 9,590     10,311     -7%
Weather degree day            1,568      3,288    -52%
  deviation from normal
Operation & maintenance
  expense                    $16.79     $14.86     13%
Reliability
   SAIFI                       1.99       2.30    -14%
   SAIDI                        151        174    -13%
   Reliability complaints        14         31    -55%
   Safety                         7          5     40%
Number of customers
   Residential            2,228,532  2,212,976    0.7%
   Commercial & Gov't       314,477    308,319      2%
   Industrial                38,319     38,353   -0.1%
-----------------------------------------------------------------------------


The utility continues to pursue rate plans and mechanisms that provide increased certainty as to the allowable earnings levels as well as incentives to reward operating excellence. Appendix B provides a summary of the utility's pending regulatory events and regulatory recovery mechanisms by operating subsidiary.

Parent & Other

Parent & Other recorded an as reported loss per share of $(0.03) in first quarter 2002, compared with $(0.04) in first quarter 2001. The higher loss in first quarter 2001 was due to merger-related expenses incurred during that quarter, which were recorded as a special charge to earnings. Exclusive of these costs, Parent & Other recorded income of $0.01 in 2001, compared to the $(0.03) loss in 2002, which was driven primarily by lower interest income earned in 2002 due to a decrease in invested cash.

Competitive Businesses

On an as reported basis the competitive businesses recorded a loss of $(0.77) per share in first quarter 2002 compared to earnings of $0.22 in the same period of 2001. First quarter 2002 results include a special charge totaling $(1.15). This special item reflects charges associated with the impairment of certain wholesale generation assets, costs recorded in connection with the cancellation of turbines previously contracted for, and the expensing of previously capitalized project development costs. Excluding these special items, operational earnings increased 73 percent, from $0.22 in first quarter 2001 to $0.38 in first quarter 2002. The significant increase in operational earnings reflects solid performance in non-utility nuclear operations and the trading and pipeline businesses.

Table 3 provides a 2002 vs. 2001 comparison of contributions by business for the first quarter, on both an as reported and operational basis.

----------------------------------------------------------------------
Table 3: Competitive Businesses Contributions to Earnings Per Share First Quarter 2002 vs. 2001
----------------------------------------------------------------------
(Per share in U.S. $)

			    2002  2001  $ Change
As Reported
Entergy Nuclear             0.18  0.13    0.05
Energy Commodity Services  (0.95) 0.09   (1.04)
			    ------------------
Total                      (0.77) 0.22   (0.99)

Less Special Items
Entergy Nuclear              -      -      -
Energy Commodity Services  (1.15)   -    (1.15)
			    ------------------
Total                      (1.15)   -    (1.15)

Operational
Entergy Nuclear             0.18  0.13    0.05
Energy Commodity Services   0.20  0.09    0.11
			    ------------------
Total                       0.38  0.22    0.16
----------------------------------------------

Table 4 provides a summary of Entergy non-utility generation in MWh sold forward for the years 2002 and 2003.

Table 4: Competitive Businesses Percent of Generation Sold Forward Years 2002 and 2003 (see appendix C for definitions of measures)
------------------------------------------------------------------------
							      2002  2003
Entergy Nuclear
Percent of EN's total planned MWh of generation sold forward 100% 97% Energy Commodity Services
Percent of ECS' total planned MWh of generation sold forward   89%   70%
Percent of Competitive Businesses' planned MWh of              97%   91%
  generation sold forward
------------------------------------------------------------------------

Entergy Nuclear

Entergy Nuclear (EN) earned $0.18 per share compared to $0.13 in first quarter 2001. The increase was due primarily to the contribution in 2002 of Indian Point 2, which was acquired in September 2001. EN's average capacity factor was 100.3 percent for first quarter 2002, which reflects continued improvement over the already outstanding results achieved in 2001. Capacity factor above 100 percent means that operating unit performance exceeded its maximum rated capacity. This high level of performance across EN's operating fleet also contributed to the improved financial results achieved by Entergy Nuclear.

EN's continuing strong financial performance reflects its success in acquiring, integrating and operating its assets at optimal performance levels. EN expanded its fleet by 39 percent and output by 43 percent quarter over quarter. In addition, excellent safety records were maintained at each of the four operating units. Average production costs increased quarter to quarter due primarily to the inclusion of amortized refueling outage costs in 2002 for the Pilgrim and Indian Point 3 units. First quarter 2001 included no such amortization since neither of these units had yet experienced refuelings under EN ownership. Currently, EN has sold 100 percent of the output of its generating assets through the end of 2002 at prices that range from $29 to $51 per megawatt hour.

Table 5 provides a summary of Entergy Nuclear's key operational measures with quarter-to-quarter comparisons.

----------------------------------------------------------------------
Table 5:  Entergy Nuclear Operational Performance Measures
First Quarter 2002 vs. 2001 (see appendix C for definitions of measures)
----------------------------------------------------------------------
				    First Quarter
			     2002      2001   % Change
Entergy Nuclear
Net MW in operation          3,445     2,475     39%
Average PPA price           $35.81    $33.76      6%
Production Cost/MWh         $19.62    $17.48     12%
Generation in GWh            7,509     5,258     43%
Capacity factor             100.3%     98.3%      2%
Refueling outage duration:
 No refueling outages
  during the quarter           -          -       -
----------------------------------------------------------------------

Energy Commodity Services

Energy Commodity Services, the combined reporting of Entergy-Koch L.P. and Entergy Wholesale Operations, recorded a loss of $(0.95) per share in first quarter 2002 compared to earnings of $0.09 in the same period last year. The as reported loss reflects special charges recorded at Entergy Wholesale Operations as explained below. On an operational basis, earnings increased by 122 percent to $0.20 per share compared to $0.09 in first quarter 2001. Results for first quarter 2002 reflect a full quarter's operations at Entergy-Koch while results in first quarter 2001 include only the two months following the venture's launch on February 1. The growth in earnings also reflects the positive impact of profits reported by Entergy from its investment in the Entergy-Koch venture. In first quarter 2002 the income sharing mechanisms that are part of the Entergy-Koch partnership agreement allocated substantially all of the partnership's income to Entergy.

Entergy-Koch Trading, a subsidiary of Entergy-Koch L.P., contributed strong operational earnings primarily due to the success of its financial and physical gas trading during first quarter 2002. As of the end of first quarter 2002, Entergy-Koch expected 23 percent of its trading book to be converted to cash within 12 months and 88 percent, within 24 months.

The Gulf South pipeline realized higher earnings in first quarter 2002 through a combination of higher volumes of gas transported, and lower production costs. Volumes for first quarter 2002 were up 8 percent compared to first quarter 2001, and production costs were down 14 percent. This was the third consecutive quarter that Gulf South achieved reductions in production costs in excess of 10 percent on a quarter-to-quarter comparison.

Entergy Wholesale Operations recorded a $(1.15) per share special item in first quarter 2002. A portion of this charge reflects costs associated with the impairment of certain operating assets as a result of the continued depressed prices in both U.S. and UK power markets and Entergy's point of view as to the future of such prices. The special charge also includes costs associated with the cancellation of purchase commitments in connection with 15 turbines, as well as the impact of expensing previously capitalized project development costs.

As of the end of first quarter 2002, Entergy Wholesale Operations had approximately 1,800 net MW in operation, and about 700 MW under construction.

Table  6  provides  a  summary  of  Energy  Commodity  Services'   key
operational measures with quarter-to-quarter comparisons.

----------------------------------------------------------------------
Table 6: Energy Commodity Services Operational Performance Measures First Quarter 2002 vs. 2001 (see appendix C for definitions of measures)
----------------------------------------------------------------------
				 First Quarter
			      2002    2001  % Change
Entergy-Koch Trading
Electricity volatility         46%     73%    -37%
Gas volatility                 79%     87%     -9%
Electricity marketed (GWh)  39,828  31,009     28%
Gas marketed (Bcf/d)           5.3     7.2    -26%
Gain/loss days                 2.1     2.2     -5%

Gulf South Pipeline
Throughput                    2.66    2.46      8%
Miles of pipeline            8,800   8,800      -
Storage capacity (Bcf)          68      68      -
Production cost             $0.077  $0.090    -14%

Entergy Wholesale Operations
Net MW in operation          1,870   1,210     55%

Net MW under construction      756   2,000    -62%

----------------------------------------------------------------------


Table 7 provides a summary of Energy Commodity Services' mark-to-market impact with quarter-to-quarter comparisons.
------------------------------------------------------------------------
Table 7:  Mark-to-Market Disclosures
First Quarter 2002 vs. 2001 (see appendix C for definitions of measures)
------------------------------------------------------------------------
						     First Quarter
($ in millions)                                   2002   2001  % Change
Earnings
Mark-to-market earnings as percent of             17%     5%     240%
  consolidated earnings
Assets
Mark-to-market accounting detail
   Open equity at beginning of period
   Consolidated subsidiaries                       $41    $40      3%
   Entergy-Koch                                   $107    N/A      -
   Open equity at end of period
   Consolidated subsidiaries                       $68   $(25)   372%
   Entergy-Koch                                   $164   $136     21%

						  2002   2003  2004-2005
Cash Realization
   Cumulative percentage of mark-to-market
     realization
   Consolidated subsidiaries                      35%     97%    100%
   Entergy-Koch                                   23%     88%    100%

------------------------------------------------------------------------

Variance Analysis

Table 8 below provides first quarter 2002 vs. 2001 reported earnings variance analyses for "U.S. Utility, Parent & Other," "Competitive Businesses," and "Consolidated."

--------------------------------------------------------------------------
Table 8: Entergy Corporation Reported Earnings Per Share Variance Analysis First Quarter 2002 vs. 2001
--------------------------------------------------------------------------
(Per share in U.S. $, sorted in consolidated
column, most to least favorable)        U.S.
				      Utility,   Competitive
				      Parent &   Businesses  Consolidated
				       Other
2001 earnings                           0.47        0.22         0.69
Net revenue (loss)                     (0.04) (a)   0.20  (b)    0.16
Other income (deductions)               0.01        0.08  (c)    0.09
Interest expense and other charges      0.07  (d)   0.01         0.08
Income taxes - other                    0.04  (e)   0.01  (e)    0.05
Taxes other than income taxes           0.01       (0.01)          -
Depreciation/amortization expense        -         (0.01)       (0.01)
Nuclear refueling outage expense         -         (0.03) (f)   (0.03)
Interest and dividend income           (0.08) (g)   0.01        (0.07)
Other operation & maintenance expense  (0.06) (h)  (1.25) (i)   (1.31)
				       -----       -----        -----
2002 earnings                           0.42       (0.77)       (0.35)
				       -----       -----        -----


(a) Net revenue decreased in first quarter 2002 due primarily to milder weather in 2002 vs. 2001 and the impact of lower sales volumes across most retail customer segments due to the weak economy.

	  Utility Net Revenue Variance Analysis
	    2002 vs. 2001 ($ EPS)
	      First Quarter
	  Weather                  (0.02)
	  Sales growth/pricing     (0.02)
	  Other                      -
	  Total                    (0.04)

(b) Net revenue increased primarily as result of the inclusion of operations of Indian Point 2 which was acquired in September 2001.
(c) Other income (deductions) increased due primarily to higher Entergy-Koch earnings partially offset by the absence of liquidated damages at Damhead Creek which were included in 2001 results.
(d) Interest expense & other charges decreased due to the retirement and refinancing of long-term debt and the absence of interest expense in 2002 on System Energy Resource Inc.'s reserve for rate refund which was finalized in late 2001.
(e) Income statement line items are tax effected at the statutory rate. Any difference between the statutory and effective tax rate is reflected in the "Income tax-other" line.
(f) Nuclear refueling outage expense increased due to initiating amortization of this cost for Pilgrim and Indian Point 3.
(g) Interest and dividend income decreased due to lower interest income earned given declining deferred fuel balances at Utility as well as lower investment balances at Parent & Other.
(h) Other operation & maintenance expense increased due primarily  to
    (1) higher fossil plant spending, (2) lower nuclear insurance program distributions, and (3) higher nuclear and transmission expenses. Partially offsetting these increased costs was the absence in 2002 of any merger related expenses incurred in first quarter 2001.
(i) Other operation & maintenance expense increased due primarily to EWO's asset impairment, turbine cancellation, and development costs charge of $1.15 and the inclusion of operations from Indian Point 2.



Table 9 lists special items by business for first quarter 2002 and 2001. Special items are those events that are not routine, related to prior periods, or related to discontinued operations.
-----------------------------------------------------------------------
Table 9:  Entergy Special Items [shown as positive / (negative)
impact on earnings]
First Quarter 2002 vs. 2001
-----------------------------------------------------------------------
(Per share in U.S. $)
					      2002     2001   Change
U.S. Utility Special Items
Merger expenses                                -      (0.01)   0.01
					     ----------------------
Parent & Other Special Items
Merger expenses                                -      (0.05)   0.05
					     ----------------------

Competitive Businesses Special Items           -        -       -
Energy Commodity Services
   EWO - asset impairments (j)               (0.44)     -     (0.44)
   EWO - turbine commitment                  (0.62)     -     (0.62)
   EWO - development costs                   (0.09)     -     (0.09)
					     ----------------------
     Total (k)                               (1.15)     -     (1.15)
					     ----------------------

Total Special Items                          (1.15)   (0.06)  (1.09)

----------------------------------------------------------------------

(j) The after tax impact of impairments on EWO assets were: Damhead Creek, $(0.16), gas peaking units $(0.28).
(k) An additional special charge will be recorded in second quarter 2002, primarily to reflect severance costs associated with EWO's
     restructuring.   These costs were not finalized at the  time  of  this
     release but are estimated to be $(0.10) to $(0.20) per share.

Other Performance Highlights

Entergy generated $354 million in operating cash in first quarter 2002, an increase of 91 percent compared to first quarter 2001. This significant increase in operating cash is primarily attributable to unusual cash costs in 2001 due to exceptionally high natural gas prices and storm restoration costs. At the end of first quarter 2002, Entergy had approximately $763 million of cash and cash equivalents.

Operational net margin was 8.4 percent, its highest level in 23 quarters. Return on equity remained in double digits for a sixth consecutive quarter and at 10.2 percent reflects an improvement of 27 percent over just three years ago.

The capital structure ratio remains within Entergy's target range with a net debt ratio below 49 percent. Entergy's credit ratios remain among the strongest in the industry, historically ranking in the top quartile among SPELEC companies. The current level of cash along with significant borrowing capacity continues to provide considerable financial flexibility to Entergy. The off-balance sheet debt, exclusive of operating leases, totals less than $700 million and constitutes only 4 percent of total capitalization.


Table  10  provides a summary of financial measures for first  quarter
2002 and 2001.
----------------------------------------------------------------------------
Table 10:  Entergy Corporation Key Financial Performance and
Flexibility Measures
First Quarter Ended March 31, 2002 vs. 2001 (see appendix C for definitions of certain measures)
----------------------------------------------------------------------------

For 3 months ending March 31                       2002     2001      Change
						   -------------------------
Operating cash flow (millions)                     $ 354    $ 185     $ 169
Operating cash flow per share                      $1.56    $0.83     $0.73

For 12 months ending March 31                      2002     2001      Change
						   -------------------------
Cash return on average investment                    6.69%    8.81%   (2.12)%
Return on average common equity                     10.2%    10.94%   (0.74)%
Net margin - operational                             8.39%    7.11%    1.28%
Net interest coverage                                3.31     5.66    (2.35)
Book value per share                               $33.30   $32.07    $1.23
End of period shares outstanding (millions)        223.2    220.3      2.9

As of  March 31 ($ in millions)                    2002     2001      Change
						   -------------------------
Revolver capacity                                  $1,071   $    0    $1,071
Total gross liquidity                              $1,834   $1,030    $  804
Excess liquidity                                   $  708   $ (578)   $1,286
Total debt                                         $7,923   $8,158    $ (235)
Off-balance sheet liabilities
Project debt                                       $  334      -      $  334
Debt of joint ventures  - Entergy's share          $  349   $  335    $   14
Leases - Entergy's share                           $  343   $  398    $  (55)
						   -------------------------
Total off-balance sheet liabilities                $1,026   $  733    $  293
Rating or other contingent liabilities             $  295        -    $  295
Net debt to net capital                             48.7%    51.5%     (2.8)%
Net debt including off-balance sheet liabilities    51.9%    53.6%     (1.7)%

----------------------------------------------------------------------------

Entergy will continue to invest both in its core utility business and in growth opportunities aimed at expanding and leveraging the advantages offered by its integrated business strategy. The company's current cash position and its considerable liquidity position combine to solidly support the current investment plan with significant flexibility to pursue other opportunities as they become available.

Planned Capital Expenditures - 2002-2004

Over the next three years, Entergy plans to continue to invest in its utility business for reliability improvements and customer growth. Capital investments in Entergy's non-utility nuclear business over this same period are for maintenance improvements, power uprates, nuclear fuel procurement, and the purchase of the Vermont Yankee nuclear plant scheduled to close in June or July 2002. Energy Commodity Services plans to invest in power projects currently under construction, approximating 700 MW, and will expend capital in connection with canceling certain turbine commitments.



Table 11 provides a summary of projected sources and investment of cash for the years 2002 through 2004.
-----------------------------------------------------------------------
Table 11: Entergy Corporation Projected Sources and Investment of Cash Years 2002-2004
-----------------------------------------------------------------------
(dollars in billions)
							   2002-2004
Sources of cash
      Beginning cash at 1/1/02                                0.8
      Operating cash flow                                     5.5
      Additional debt capacity (50/50 capital structure)      1.4
							     ----
Total cash available                                          7.7
Less maintenance capital expenditures                         3.3
Less dividends                                                0.9
							     ----
Cash available for investment and contract cancellation       3.5 (l)

-----------------------------------------------------------------------

(l) Includes $1.0 billion for identified growth investments and turbine contract cancellation costs.

Financial Outlook and Earnings Review

"First quarter 2002 operating results reflect the continued strength of our businesses and their ability to deliver consistently solid performance," said C. John Wilder, Entergy's chief financial officer. "These results were achieved in spite of a local economy struggling to recover and in a broader market where negative results have become routine. Key indicators of the continuing financial health of Entergy are evident by improvements we've achieved in return on equity and operational net margin over the past three years. Our company has a strong foundation for growth with a balance sheet that includes a net debt to net capital ratio below 49 percent. We are confident that 2002 will be another very positive year and we are confirming $3.40 to $3.60 as our 2002 operational earnings per share guidance."

Earnings Guidance

Entergy's  2002  earnings  guidance is  detailed  in  Table  12.   Key
assumptions reflected in the earnings ranges estimated in Table 12 are as follows:

- Approximately 70 percent of 2002 earnings are expected from the utility. Earnings guidance is based on existing rate plans and fuel recovery mechanisms. The incremental increase expected in 2002 is the result of modest operational improvements, the full impact of the cessation of goodwill amortization, and the assumption of a normal level of allocated tax benefits from Parent.
- More than 20 percent of earnings are expected from Entergy Nuclear, where prices are set by power purchase agreements that cover 100 percent of the megawatt hours generated. The increase in nuclear earnings is expected to be provided by: a full-year's contribution at Indian Point 2; the addition of Vermont Yankee, a 510 MW nuclear acquisition that is expected to close in June or July 2002; and increased pricing of power sold under the power purchase agreement at Pilgrim. Capacity factor assumption for the overall fleet is 90 to 93 percent, and Fall 2002 refueling outages are assumed at FitzPatrick, Indian Point 2 and Vermont Yankee.
- Energy Commodity Services' guidance is based on a full year's contribution from Entergy-Koch at a 50% sharing of income, consistent with Entergy's ownership share. In addition, guidance reflects adjustments for no operating losses at Saltend and no liquidated damages from Damhead Creek. Finally, guidance reflects the continued impact of depressed spark spreads on EWO's generation portfolio.
- Parent & Other's guidance is adjusted for a normal level of allocated tax benefits, as well as reduced levels of interest income due to lower investment balances.

Table 12 provides Entergy's projection of 2002 operational earnings per share with 2001 operational earnings as its data starting point.

-------------------------------------------------------------------------
Table 12:  2002 Earnings Per Share Guidance
(Per  share in U.S. $)
-------------------------------------------------------------------------

		       2001                                                        2002 Guidance
		   Operational           Changes in 2002                                Range
								  Range of Impact
Utility including                Operational improvement & other    0.05     0.10
weather                          Allocation of Parent's tax        (0.08)   (0.08)
				  benefits
				 Suspension of goodwill             0.07     0.07
				  amortization
								   --------------
		       2.46          Total                          0.04     0.09    2.50    2.55

Entergy Nuclear                  Indian Point 2 (full year) /       0.13     0.16
				  Vermont Yankee closing
				 Increased revenue due to Pilgrim   0.05     0.06
				  PPA
				 Capacity factor normalization /    0.05     0.06
				  outage differences/other
								   --------------
		       0.57          Total                          0.23     0.28    0.80    0.85

Energy Commodity
Services               0.38      Entergy-Koch (full year based on  (0.12)   (0.08)
				  50% sharing)
				 No Saltend operating losses or     0.05     0.05
				  liquidated damages income on
				  Damhead Creek
				 EWO (post-restructuring) & lower  (0.06)   (0.05)
				  project income
								   --------------
				     Total                         (0.13)   (0.08)   0.25    0.30

Parent & Other                   Allocation of Parent's tax         0.10     0.10
				  benefits
				 Other corporate expenses          (0.01)    0.03
				 Net interest income/(expense)     (0.06)   (0.05)
								   --------------
		      (0.18)         Total                          0.03     0.08   (0.15)  (0.10)
		      -----                                        ------------------------------
Total                  3.23                                         0.17     0.37    3.40    3.60

-------------------------------------------------------------------------------------------------


Entergy's 2002 earnings guidance with March 2002 year-to-date actual results as its starting point is detailed in Table 13 below. This table reflects the projected changes in the earnings profile for each of Entergy's businesses for the remainder of 2002.

-------------------------------------------------------------------------------
Table 13:  2002 Earnings Per Share Guidance Based on March 2002 Year-To-
Date Earnings
-------------------------------------------------------------------------------
(Per share in US $)

		    March 2002                                                       2002 Guidance
		     Year-To-             April-December 2002                           Range
		     Date

								     Range of Impact
Utility including               Base operations (normal weather)         2.06    2.11
weather                         Consolidated tax allocation             (0.06)  (0.06)
				Suspension of goodwill amortization      0.05    0.05
									-------------
		       0.45         Total                                2.05    2.10   2.50  2.55

Entergy Nuclear                 Pilgrim, IP3, FitzPatrick, IP2           0.63    0.65
				 Operations (93% non-outage capacity
				 factor)
				Vermont Yankee closing (including        0.07    0.08
				 outage)
				IP2 and FitzPatrick refueling outage    (0.08)  (0.06)
				 impact
									-------------
		       0.18         Total                                0.62    0.67   0.80  0.85

Energy Commodity                Entergy-Koch (full year based on 50%     0.13    0.17
Services                         sharing)
				EWO (post-restructuring) & lower        (0.08)  (0.07)
				 project income
									-------------
		       0.20         Total                                0.05    0.10   0.25  0.30

Parent & Other                  Net interest income/(expense)           (0.12)  (0.08)
				Allocation of Parent's tax benefits      0.08    0.08
				Other corporate expenses                (0.08)  (0.07)
									-------------
		      (0.03)        Total                               (0.12)  (0.07) (0.15)(0.10)

		     ------                                             --------------------------
Total                  0.80                                              2.60    2.80   3.40  3.60

--------------------------------------------------------------------------------------------------




Appendix A provides details of kwh sales and customer statistics for the Utility.

Appendix A:  Utility Electric Energy Sales & Customers

			Three Months Ended March
								 % Weather
				      2002        2001       %    Adjusted
					      (Millions of kwh)
ELECTRIC ENERGY SALES:
  Residential                          7,274       7,537    (3.5)   (2.0)
  Commercial                           5,598       5,574     0.4     1.0
  Governmental                           617         615     0.3     0.4
  Industrial                           9,590      10,311    (7.0)   (7.0)
				     -------------------
     Total to Ultimate Customers      23,079      24,037    (4.0)   (3.4)
  Wholesale                            2,181       2,449   (10.9)
				     -------------------
     Total Sales                      25,260      26,486    (4.6)
				     ===================



			   Twelve Months Ended March

				       2002        2001         %
					    (Millions of kwh)
ELECTRIC ENERGY SALES:
  Residential                         30,817      33,023    (6.7)
  Commercial                          24,730      24,952    (0.9)
  Governmental                         2,596       2,633    (1.4)
  Industrial                          40,855      43,650    (6.4)
				     -------------------
     Total to Ultimate Customers      98,998     104,258    (5.0)
  Wholesale                            8,628       9,971   (13.5)
				     -------------------
     Total Sales                     107,626     114,229    (5.8)
				     ===================



				   March

				     2002        2001         %

ELECTRIC CUSTOMERS (YEAR TO DATE AVERAGE):
  Residential                      2,228,532   2,212,976     0.7
  Commercial                         299,585     293,730     2.0
  Governmental                        14,892      14,589     2.1
  Industrial                          38,319      38,353    (0.1)
				   ---------------------
     Total Ultimate Customers      2,581,328   2,559,648     0.9
  Wholesale                               36          41   (12.2)
				   ---------------------
     Total Customers               2,581,364   2,559,689     0.9
				   =====================


Appendix B provides a summary of the utility's pending regulatory events and regulatory recovery mechanisms by operating subsidiary.


Appendix B:  Utility Regulatory Summary Table
First Quarter 2002
    Company                       Allowed                Pending           Fuel Recovery
				    ROE               Cases/Events           Mechanism
Entergy Arkansas            Previous authorized     Settlement reached  Annual reset based on
			    ROE was 11.1%, with     in early March,     prior year's cost
			    excess earnings placed  now pending before  (Jan. - Dec.).
			    in a transition to      APSC to resolve
			    competition account.    recovery of ice
			    ROE cap and TCA         storm costs.  Also
			    mechanism expired on    provides for no
			    12/31/01                general rate case
						    filing prior to
						    January 2003.

Entergy Gulf States - TX            10.95%          Settlement order    Semi-Annual reset
						    issued in June      based on gas prices
						    1999 froze base     and surcharge.
						    rates.  Freeze
						    extended to at
						    least 9/15/02;
						    current earliest
						    date for retail
						    open access.

Entergy Gulf States - LA    11.1% (in place until   Last revenue        Monthly reset with 60
				  June 2003)        review in           day lag based on
						    connection with     prior two months
						    GSU merger          actual fuel and
						    currently pending   purchased power costs
						    before commission.  plus 1/12 of
						    Hearings scheduled  unrecovered fuel
						    in second quarter   balance.
						    2002.  Annual
						    mechanism then
						    expires.  Pursuing
						    a formula rate
						    plan proposal.

Entergy Louisiana                 9.7%-11.3%        Sixth annual        Monthly reset with 60
			     plus ELI retains 40%   formula rate plan   day lag based on
			    of earnings above top   filing is pending   prior two months
				 of bandwidth       before commission   actual fuel and
						    with immaterial     purchased power costs
						    overearnings.  New  plus 1/12 of
						    general rate case   unrecovered fuel
						    filing would occur  balance.
						    in second quarter
						    2002.  Filed
						    proposal for a new
						    formula rate plan,
						    as requested by
						    commission, that
						    would supercede
						    any general rate
						    case filing.

Entergy Mississippi              8.82%-11.32%       Annual formula      Quarterly reset based
			     plus EMI retains 50%   rate plan in        on forecasted costs
			    of earnings above top   place.  Authorized  plus fuel balance.
				 of bandwidth       ROE adjusts each
						    year based on
						    filing.  EMI filed
						    in March 2002,
						    pending before
						    commission.


Entergy New Orleans                 11.4%           Settlement          Monthly reset with 60
						    agreement in 1998   day lag based on
						    set current rates.  prior two months
						    Previously          actual fuel and
						    deferred general    purchased power costs
						    rate case filing    plus 1/12 unrecovered
						    now scheduled for   fuel balance.
						    June 1, 2002.

System Energy Resources             10.94%          FERC order on 1995  Actual costs billed
Inc.                                                rate filing became  as incurred.
						    final in July
						    2001.  No new
						    filings currently
						    scheduled.




Supplemental Definitions

Appendix C provides definitions of certain operational and financial performance measures referenced in this release.

<CAPTON>

Appendix C: Definitions of Operational and Financial Performance Measures
Operational Measures
 Utility
 Generation in GWh                                   Total  number  of  GWh  produced  by   all
						     utility generation facilities
 GWh billed                                          Total number of GWh billed to all customer
						     classes
 Weather degree day deviation from normal            The   deviation  from  historical   normal
						     temperatures, measured in degree days.
 Operation & maintenance expense                     Operation  and  maintenance  and   nuclear
						     refueling   expenses  per  MWh  generated,
						     excluding fuel
 SAIFI                                               System   average  interruption   frequency
						     index
 SAIDI                                               System average interruption duration index
 Reliability complaints                              Number   of   complaints   to   regulators
						     concerning reliability issues
 Safety                                              Number of accidents resulting in lost work
						     time
 Number of customers                                 Year-to-date average number of customers
 Competitive Businesses
 Percent of planned MWh generation sold forward      Percent of planned generation output  sold
						     forward  under capacity contract,  forward
						     physical  contract  or  forward  financial
						     contract, consistent with assumptions used
						     in earnings guidance
 Entergy Nuclear
 Net MW in operation                                 Installed  capacity owned or  operated  by
						     Entergy Nuclear
 Average PPA price                                   Total purchase power agreement revenue per
						     MWh for all non-utility nuclear facilities
 Production cost/MWh                                 Operation  and  maintenance expenses  plus
						     fuel costs/lease charges per MWh
 Generation in GWh                                   Total  number of GWh produced by all  non-
						     utility nuclear facilities
 Capacity factor                                     The  percentage  of the  period  that  the
						     plant   generates  power   calculated   by
						     dividing  the  output by the capacity  and
						     normalizing the time period
 Refueling outage duration                           Number  of  generation  days  lost  for  a
						     scheduled refueling outage
 Energy Commodity Services
 Entergy-Koch Trading
 Electricity volatility                              Average  volatility of into-Entergy  power
						     prices for the period
 Gas volatility                                      Average  volatility  of  Henry  Hub   spot
						     prices for the period
 Electricity marketed (GWh)                          Total physical GWh volumes marketed in the
						     U.S. during the period
 Gas marketed (Bcf/d)                                Physical  Bcf/d  volumes marketed  in  the
						     U.S. during the period
 Gain/loss days                                      Ratio of days where trading gains exceeded
						     trading losses in the aggregate across all
						     commodities
 Gulf South Pipeline
 Throughput                                          Gas  in  Bcf/d transported by the pipeline
						     during the period
 Miles of pipeline                                   Total  miles of transmission and gathering
						     pipeline in miles
 Storage capacity                                    Working gas storage capacity
 Production cost                                     Cost in $/mmbtu associated with delivering
						     gas, excluding cost of gas
 Entergy Wholesale Operations
 Net MW in operation                                 Total MW owned and operated
 Net MW under construction                           Total MW owned and under construction
 Mark-to-Market Disclosures
 Mark-to-market earnings as percent of consolidated  After-tax   net  income  of  projects   or
 earnings                                            businesses  with  mark-to-market  earnings
						     divided    by   consolidated   operational
						     earnings
 Open equity                                         Mark-to-market assets minus mark-to-market
						     liabilities
 Cumulative percentage of mark-to-market             Percentage  of mark-to-market  assets  and
 realization                                         liabilities  expected to  be  realized  in
						     cash  assuming  held to  maturity  and  no
						     change in market price





Appendix C - Supplemental Definitions continued

 Financial Measures
 Cash return on average investment                  12-months   rolling  EBITDA  divided   by
						    average  investment, which is  net  plant
						    plus    accumulated   depreciation   plus
						    working capital
 Return on average common equity                    12-months rolling operational net  income
						    divided by average common equity
 Net margin - operational                           12-months rolling net income adjusted  to
						    exclude  the  impact  of  special   items
						    divided by 12 months rolling revenue
 Net interest coverage                              12-months rolling EBITDA divided  by  12-
						    months   rolling  net  interest  expense,
						    which is gross interest less dividend and
						    interest income
 Revolver capacity                                  Amount of capacity remaining on corporate
						    and subsidiary revolvers
 Total gross liquidity                              Sum of cash and revolver capacity
 Excess liquidity                                   Difference between total gross  liquidity
						    and  short-term debt, including repayment
						    of the revolver
 Total debt                                         Sum  of short-term and long-term debt and
						    capital leases less non-recourse debt
 Project debt                                       Financing  at  subsidiaries  to   support
						    specific projects
 Debt of joint ventures (50% share)                 Debt issued for Entergy-Koch L.P. and  RS
						    Cogen joint ventures
 Leases                                             Operating  leases  held  by  subsidiaries
						    capitalized at implicit interest rate
 Rating or other contingent liabilities             Parent   guarantees   for   which    cash
						    collateral  may be required in  event  of
						    downgrade below investment grade
 Net debt to net capital                            Gross debt less cash and cash equivalents
						    divided by total capitalization less cash
						    and cash equivalents
 Net debt including off-balance sheet liabilities   Sum  of gross debt and off-balance  sheet
						    debt   less  cash  and  cash  equivalents
						    divided by total capitalization less cash
						    and cash equivalents



Entergy's common stock is listed on the New York, Chicago, and Pacific
		   exchanges under the symbol "ETR".

      Additional investor information can be accessed on-line at
		       www.entergy.com/earnings

Teleconference and Webcast Details
Entergy's senior management team will host an earnings conference call at 10:00 a.m. CDST, Thursday, April 25, 2002. The call can be accessed by dialing 719-457-2641, the confirmation code is 602701. Please call no more than 15 minutes prior to the scheduled start time. The call can also be accessed via Entergy's web site at
www.entergy.com/webcasts. A replay of the teleconference will be available through Thursday, May 2, 2002 by dialing 719-457-0820, confirmation code 602701. The replay will also be available on Entergy's web site at www.entergy.com/webcasts.

**********************************************************************
**************************************************************
The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained herein with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation, Entergy Arkansas, Inc., Entergy Gulf States, Inc., Entergy Louisiana, Inc., Entergy Mississippi, Inc., Entergy New Orleans, Inc., and System Energy Resources, Inc. and their affiliated companies may involve risks and uncertainties. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks and uncertainties relating to: the effects of weather, the performance of generating units and transmission systems, the possession of nuclear materials, fuel and purchased power prices and availability, the effects of regulatory decisions and changes in law, litigation, capital spending requirements, and the availability of capital, the onset of competition, the ability to recover net regulatory assets and other potential stranded costs, the effects of recent developments in the California electricity market on the utility industry nationally, advances in technology, changes in accounting standards, corporate restructuring and changes in capital structure, the success of new business ventures, changes in the markets for electricity and other energy-related commodities, including the use of financial and derivative instruments and volatility of changes in market prices, changes in interest rates and in financial and foreign currency markets generally, the economic climate and growth in Entergy's service territories, changes in corporate strategies, and other factors.


Entergy Corporation

Consolidating Balance Sheet
March 31, 2002
(Dollars in thousands)
(Unaudited)

							    U.S.       Parent &    Competitive  Eliminations  Consolidated
							  Utilities      Other      Businesses
		      ASSETS
CURRENT ASSETS

 Cash and cash equivalents:
    Cash                                                  $   108,891    $   2,684    $  46,614    $        -     $ 158,189
    Temporary cash investments - at cost,
    which approximates market                                 220,154       26,651      357,883             -       604,688
    Special deposits                                                -           46          373             -           419
							  -----------   ----------   ----------   -----------   -----------
     Total cash and cash equivalents                          329,045       29,381      404,870             -       763,295
							  -----------   ----------   ----------   -----------   -----------
Other temporary investments                                         -            -            -             -             -
Notes receivable                                                   13      214,441      145,328      (311,878)       47,904
Accounts receivable:
   Customer                                                   270,725          206          767             -       271,697
   Allowance for doubtful accounts                             (8,847)      (2,064)      (8,275)            -       (19,186)
   Associated companies                                        10,830      111,179      (91,890)      (30,120)            -
   Other                                                       88,601        4,203      132,315             -       225,118
   Accrued unbilled revenues                                  278,171            -           89             -       278,260
							  -----------   ----------   ----------   -----------   -----------
     Total receivables                                        639,480      113,524       33,006       (30,120)      755,889
Deferred fuel costs                                           127,280            -            -             -       127,280
Accumulated deferred income taxes                              52,056            8            -       (20,027)       32,038
Fuel inventory - at average cost                              108,695            -        2,016            18       110,729
Materials and supplies - at average cost                      324,600           33      140,510             -       465,143
Deferred nuclear refueling outage costs                        17,685            -       44,083             -        61,768
Prepayments and other                                          55,754        3,172       35,826             -        94,754
							  -----------   ----------   ----------   -----------   -----------
TOTAL                                                       1,654,608      360,559      805,639      (362,007)    2,458,800
							  -----------   ----------   ----------   -----------   -----------

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity                              216    9,017,724      676,995    (9,017,724)      677,211
Decommissioning trust funds                                   854,850            -      918,826             -     1,773,676
Non-utility property - at cost (less accumulated
  depreciation)                                               224,246       40,674       29,924             -       294,845
Other                                                          19,894       65,319      379,796       (23,158)      441,850
							  -----------   ----------   ----------   -----------   -----------
TOTAL                                                       1,099,206    9,123,717    2,005,541    (9,040,882)    3,187,582
							  -----------   ----------   ----------   -----------   -----------

PROPERTY, PLANT, AND EQUIPMENT

Electric                                                   24,566,292        5,778    1,839,691             -    26,411,761
Property under capital lease                                  750,950            -            -             -       750,950
Natural gas                                                   203,812            -            -             -       203,812
Construction work in progress                                 809,062        9,495      196,217        (6,268)    1,008,507
Nuclear fuel under capital lease                              279,621            -            -             -       279,621
Nuclear fuel                                                   23,377            -      172,661             -       196,039
							  -----------   ----------   ----------   -----------   -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                        26,633,114       15,273    2,208,569        (6,268)   28,850,690
Less - accumulated depreciation and amortization           11,816,391        4,482      140,518             -    11,961,391
							  -----------   ----------   ----------   -----------   -----------
PROPERTY, PLANT AND EQUIPMENT - NET                        14,816,723       10,791    2,068,051        (6,268)   16,889,299
							  -----------   ----------   ----------   -----------   -----------

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
    SFAS 109 regulatory asset - net                           943,918            -            -             -       943,918
    Unamortized loss on reacquired debt                       164,020            -            -             -       164,020
    Other regulatory assets                                   710,923            -            -             -       710,923
  Long-term receivables                                        27,270            -            -             -        27,270
  Goodwill                                                    374,099            -        3,373             -       377,472
  Other                                                       153,255      461,582      603,632      (467,897)      750,572
							  -----------   ----------   ----------   -----------   -----------
TOTAL                                                       2,373,485      461,582      607,005      (467,897)    2,974,175
							  -----------   ----------   ----------   -----------   -----------
TOTAL ASSETS                                              $19,944,022   $9,956,649   $5,486,236   $(9,877,054)  $25,509,856
							  ===========   ==========   ==========   ===========   ===========
*Totals may not foot due to rounding.




Entergy Corporation

Consolidating Balance Sheet
March 31, 2002
(Dollars in thousands)
(Unaudited)

							    U.S.       Parent &    Competitive  Eliminations  Consolidated
							  Utilities      Other      Businesses

       LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Currently maturing long-term debt                        $   472,034    $       -    $  98,142    $        -     $ 570,176
Notes payable:
  Associated companies                                             -       89,398      222,352      (311,750)            -
  Other                                                           47      407,000          304             -       407,351
Account payable:
  Associated companies                                        (9,444)     101,968      (74,036)      (18,487)            -
  Other                                                      421,116        5,283       96,617             -       523,016
Customer deposits                                            190,372           62          160             -       190,594
Taxes accrued                                                471,404      329,505       29,790             -       830,699
Accumulated deferred income taxes                                  -            -       20,027       (20,027)            -
Nuclear refueling outage costs                                 5,125            -            -             -         5,125
Interest accrued                                             131,550        1,593       26,850             -       159,993
Obligations under capital leases                             149,300            -            -             -       149,300
Other                                                        105,535        9,192       98,235       (14,383)      198,580
							 -----------   ----------   ----------   -----------   -----------
TOTAL                                                      1,937,039      944,001      518,441      (364,647)    3,034,834
							 -----------   ----------   ----------   -----------   -----------

DEFERRED CREDITS AND OTHER LIABILITIES

Accumulated deferred income taxes                          3,515,121      (35,696)     (69,143)            -     3,410,282
Accumulated deferred investment tax credits                  465,290            -            -             -       465,290
Taxes accrued                                                      -      250,000            -             -       250,000
Obligations under capital leases                             191,863            -           15             -       191,879
Other regulatory liabilities                                 172,547            -            -             -       172,547
Decommisioning                                               286,368            -      918,757             -     1,205,125
Transition to competition                                    233,099            -            -             -       233,099
Regulatory reserves                                           47,308            -            -             -        47,308
Accumulated provisions                                       289,354           (4)     325,341             -       614,691
Other                                                        886,880       44,164      329,236      (441,818)      818,463
							 -----------   ----------   ----------   -----------   -----------
TOTAL                                                      6,087,830      258,464    1,504,206      (441,818)    7,408,684
							 -----------   ----------   ----------   -----------   -----------

Long-term debt                                             5,746,475       16,357    1,358,760       (62,689)    7,058,904
Preferred stock with sinking fund                             24,781            -            -             -        24,781
Preferred stock without sinking fund                         334,337            -            -             -       334,337
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures           215,000            -            -             -       215,000

SHAREHOLDERS' EQUITY

  Common stock                                             2,225,870      402,665    1,566,689    (4,192,741)        2,482
       Authorized shares   500,000,000
       Issued shares CY    248,174,087
  Paid-in capital                                          1,784,097    5,534,527      605,103    (3,259,797)    4,663,931
  Retained earnings                                        1,589,416    3,496,666      (12,554)   (1,587,405)    3,486,122
  Accumulated other comprehensive income (loss)                 (823)      (4,491)     (25,793)        3,427       (27,679)
  Less - treasury stock, at cost                                   -      691,540       28,616       (28,616)      691,540
       Shares CY   24,964,112
							 -----------   ----------   ----------   -----------   -----------
TOTAL                                                      5,598,560    8,737,827    2,104,829    (9,007,900)    7,433,316
							 -----------   ----------   ----------   -----------   -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY               $19,944,022   $9,956,649   $5,486,236   $(9,877,054)  $25,509,856
							 ===========   ==========   ==========   ===========   ===========
*Totals may not foot due to rounding.


Entergy Corporation

Consolidating Balance Sheet
December 31, 2001
(Dollars in thousands)
(Unaudited)

							 U.S.       Parent &    Competitive  Eliminations   Consolidated
						      Utilities     Other       Businesses
			   ASSETS

CURRENT ASSETS
 Cash and cash equivalents:
    Cash                                              $   94,340     $ 2,638     $  32,888      $      -     $  129,866
    Temporary cash investments - at cost,
    which approximates market                            360,491      25,239       232,598             -        618,327
    Special deposits                                           -         267         3,113             -          3,380
						     -----------  ----------   -----------   -----------    -----------
     Total cash and cash equivalents                     454,831      28,144       268,599             -        751,573
						     -----------  ----------   -----------   -----------    -----------
Other temporary investments                              145,218       4,782             -             -        150,000
Notes receivable                                              73     293,621       239,678      (531,235)         2,137
Accounts receivable:
   Customer                                              294,691         108            (1)            -        294,799
   Allowance for doubtful accounts                        (8,847)     (2,064)       (8,345)            -        (19,255)
   Associated companies                                   26,876      94,578       (77,107)      (44,347)             -
   Other                                                 146,143       4,240       135,339           950        286,671
   Accrued unbilled revenues                             268,578           -           102             -        268,680
						     -----------  ----------   -----------   -----------    -----------
     Total receivables                                   727,441      96,862        49,988       (43,397)       830,895
Deferred fuel costs                                      172,444           -             -             -        172,444
Accumulated deferred income taxes                         27,098           8             -       (20,618)         6,488
Fuel inventory - at average cost                          95,863           -         1,615            18         97,497
Materials and supplies - at average cost                 325,713          30       134,900             -        460,644
Deferred nuclear refueling outage costs                   27,332           -        52,424             -         79,755
Prepayments and other                                    100,423       3,444        25,385             -        129,251
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,076,436     426,891       772,589      (595,232)     2,680,684
						     -----------  ----------   -----------   -----------    -----------

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity                         216   8,781,346       765,889    (8,781,347)       766,103
Decommissioning trust funds                              854,705           -       921,245             -      1,775,950
Non-utility property - at cost (less accumulated
    depreciation)                                        224,688      41,307        29,621             -        295,616
Other                                                     18,946      69,693       430,060       (23,158)       495,542
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  1,098,555   8,892,346     2,146,815    (8,804,505)     3,333,211
						     -----------  ----------   -----------   -----------    -----------

PROPERTY, PLANT, AND EQUIPMENT

Electric                                              24,491,170       5,758     1,862,448             -     26,359,376
Property under capital lease                             753,310           -             -             -        753,310
Natural gas                                              201,841           -             -             -        201,841
Construction work in progress                            711,670       9,214       168,224        (6,278)       882,829
Nuclear fuel under capital lease                         265,464           -             -             -        265,464
Nuclear fuel                                              36,611           -       195,775             -        232,387
						     -----------  ----------   -----------   -----------    -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                   26,460,066      14,972     2,226,447        (6,278)    28,695,207
Less - accumulated depreciation and amortization      11,674,308       4,167       127,103             -     11,805,578
						     -----------  ----------   -----------   -----------    -----------
PROPERTY, PLANT AND EQUIPMENT - NET                   14,785,758      10,805     2,099,344        (6,278)    16,889,629
						     -----------  ----------   -----------   -----------    -----------

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
    SFAS 109 regulatory asset - net                      946,126           -             -             -        946,126
    Unamortized loss on reacquired debt                  166,546           -             -             -        166,546
    Other regulatory assets                              707,439           -             -             -        707,439
  Long-term receivables                                   28,091          (8)            -             -         28,083
  Goodwill                                               374,099           -         3,373             -        377,472
  Other                                                  126,644     460,927       659,060      (465,511)       781,121
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,348,945     460,919       662,433      (465,511)     3,006,787
						     -----------  ----------   -----------   -----------    -----------
TOTAL ASSETS                                         $20,309,695  $9,790,961   $ 5,681,181   $(9,871,526)   $25,910,311
						     ===========  ==========   ===========   ===========    ===========
*Totals may not foot due to rounding.


Entergy Corporation

Consolidating Balance Sheet
December 31, 2001
(Dollars in thousands)
(Unaudited)

							 U.S.       Parent &    Competitive  Eliminations   Consolidated
						      Utilities     Other       Businesses
	    LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Currently maturing long-term debt                    $   584,438    $      -    $   98,333    $        -      $ 682,771
Notes payable:
  Associated companies                                         -     229,444       302,774      (532,218)             -
  Other                                                      713     350,001           304             -        351,018
Account payable:
  Associated companies                                    (3,677)     96,911       (62,040)      (31,194)             -
  Other                                                  508,333       6,147        78,049             -        592,529
Customer deposits                                        188,176          53             -             -        188,230
Taxes accrued                                            350,178     333,270        16,685             -        700,133
Accumulated deferred income taxes                              -           -        20,618       (20,618)             -
Nuclear refueling outage costs                             2,080           -             -             -          2,080
Interest accrued                                         180,276       2,239         9,905             -        192,420
Obligations under capital leases                         149,352           -             -             -        149,352
Other                                                    176,907       9,357       171,325       (12,203)       345,387
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  2,136,777   1,027,422       635,953      (596,233)     3,203,920
						     -----------  ----------   -----------   -----------    -----------

DEFERRED CREDITS AND OTHER LIABILITIES

Accumulated deferred income taxes                      3,558,937     (35,485)       51,212             -      3,574,664
Accumulated deferred investment tax credits              471,090           -             -             -        471,090
Taxes accrued                                                  -     250,000             -             -        250,000
Obligations under capital leases                         181,070           -            15             -        181,085
Other regulatory liabilities                             135,878           -             -             -        135,878
Decommisioning                                           285,029           -       909,304             -      1,194,333
Transition to competition                                231,512           -             -             -        231,512
Regulatory reserves                                       37,591           -             -             -         37,591
Accumulated provisions                                   291,192          (4)      134,210             -        425,399
Other                                                    852,388      44,437       397,272      (441,828)       852,269
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  6,044,687     258,948     1,492,013      (441,828)     7,353,821
						     -----------  ----------   -----------   -----------    -----------

Long-term debt                                         6,007,199      15,307     1,360,464       (61,942)     7,321,028
Preferred stock with sinking fund                         26,185           -             -             -         26,185
Preferred stock without sinking fund                     334,337           -             -             -        334,337
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures       215,000           -             -             -        215,000

SHAREHOLDERS' EQUITY

Common stock                                           2,225,870     402,665     1,566,689    (4,192,740)         2,482
     Authorized shares  500,000,000
     Issued shares CY  248,174,087
Paid-in capital                                        1,784,097   5,528,328       578,083    (3,227,805)     4,662,704
Retained earnings                                      1,535,757   3,387,557       164,110    (1,448,978)     3,638,448
Accumulated other comprehensive income (loss)               (214)    (70,447)      (87,516)       69,383        (88,794)
Less - treasury stock, at cost                                 -     758,820        28,616       (28,616)       758,820
       Shares CY  27,441,384
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                  5,545,510   8,489,283     2,192,750    (8,771,524)     7,456,020
						     -----------  ----------   -----------   -----------    -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $20,309,695  $9,790,961    $5,681,181   $(9,871,526)   $25,910,311
						     ===========  ==========   ===========   ===========    ===========

* Totals may not foot due to rounding.


Entergy Corporation

Consolidating Balance Sheet
March 31, 2002 vs December 31, 2001
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)

							 U.S.       Parent &    Competitive  Eliminations   Consolidated
						      Utilities     Other       Businesses
			   ASSETS

CURRENT ASSETS
 Cash and cash equivalents:
    Cash                                              $   14,551     $    46     $  13,726      $      -     $   28,323
    Temporary cash investments - at cost,
    which approximates market                           (140,337)      1,412       125,285             -        (13,639)
    Special deposits                                           -        (221)       (2,740)            -         (2,961)
						     -----------  ----------   -----------   -----------    -----------
     Total cash and cash equivalents                    (125,786)      1,237       136,271             -         11,722
						     -----------  ----------   -----------   -----------    -----------
Other temporary investments                             (145,218)     (4,782)            -             -       (150,000)
Notes receivable                                             (60)    (79,180)      (94,350)      219,357         45,767
Accounts receivable:
   Customer                                              (23,966)         98           768             -        (23,102)
   Allowance for doubtful accounts                             -           -            70             -             69
   Associated companies                                  (16,046)     16,601       (14,783)       14,227              -
   Other                                                 (57,542)        (37)       (3,024)         (950)       (61,553)
   Accrued unbilled revenues                               9,593           -           (13)            -          9,580
						     -----------  ----------   -----------   -----------    -----------
     Total receivables                                   (87,961)     16,662       (16,982)       13,277        (75,006)
Deferred fuel costs                                      (45,164)          -             -             -        (45,164)
Accumulated deferred income taxes                         24,958           -             -           591         25,550
Fuel inventory - at average cost                          12,832           -           401             -         13,232
Materials and supplies - at average cost                  (1,113)          3         5,610             -          4,499
Deferred nuclear refueling outage costs                   (9,647)          -        (8,341)            -        (17,987)
Prepayments and other                                    (44,669)       (272)       10,441             -        (34,497)
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                   (421,828)    (66,332)       33,050       233,225       (221,884)
						     -----------  ----------   -----------   -----------    -----------

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity                           -     236,378       (88,894)     (236,377)       (88,892)
Decommissioning trust funds                                  145           -        (2,419)            -         (2,274)
Non-utility property - at cost (less accumulated
    depreciation)                                           (442)       (633)          303             -           (771)
Other                                                        948      (4,374)      (50,264)            -        (53,692)
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                        651     231,371      (141,274)     (236,377)      (145,629)
						     -----------  ----------   -----------   -----------    -----------

PROPERTY, PLANT, AND EQUIPMENT

Electric                                                  75,122          20       (22,757)            -         52,385
Property under capital lease                              (2,360)          -             -             -         (2,360)
Natural gas                                                1,971           -             -             -          1,971
Construction work in progress                             97,392         281        27,993            10        125,678
Nuclear fuel under capital lease                          14,157           -             -             -         14,157
Nuclear fuel                                             (13,234)          -       (23,114)            -        (36,348)
						     -----------  ----------   -----------   -----------    -----------
TOTAL PROPERTY, PLANT AND EQUIPMENT                      173,048         301       (17,878)           10        155,483
Less - accumulated depreciation and amortization         142,083         315        13,415             -        155,813
						     -----------  ----------   -----------   -----------    -----------
PROPERTY, PLANT AND EQUIPMENT - NET                       30,965         (14)      (31,293)           10           (330)
						     -----------  ----------   -----------   -----------    -----------

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
    SFAS 109 regulatory asset - net                       (2,208)          -             -             -         (2,208)
    Unamortized loss on reacquired debt                   (2,526)          -             -             -         (2,526)
    Other regulatory assets                                3,484           -             -             -          3,484
  Long-term receivables                                     (821)          8             -             -           (813)
  Goodwill                                                     -           -             -             -              -
  Other                                                   26,611         655       (55,428)       (2,386)       (30,549)
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                     24,540         663       (55,428)       (2,386)       (32,612)
						     -----------  ----------   -----------   -----------    -----------
TOTAL ASSETS                                         $  (365,673) $  165,688   $  (194,945)  $    (5,528)   $  (400,455)
						     ===========  ==========   ===========   ===========    ===========
*Totals may not foot due to rounding.


Entergy Corporation

Consolidating Balance Sheet
March 31, 2002 vs December 31, 2001
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)

							 U.S.       Parent &    Competitive  Eliminations   Consolidated
						      Utilities     Other       Businesses
	    LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES

Currently maturing long-term debt                    $  (112,404)   $      -    $     (191)   $        -      $(112,595)
Notes payable:
  Associated companies                                         -    (140,046)      (80,422)      220,468              -
  Other                                                     (666)     56,999             -             -         56,333
Account payable:
  Associated companies                                    (5,767)      5,057       (11,996)       12,707              -
  Other                                                  (87,217)       (864)       18,568             -        (69,513)
Customer deposits                                          2,196           9           160             -          2,364
Taxes accrued                                            121,226      (3,765)       13,105             -        130,566
Accumulated deferred income taxes                              -           -          (591)          591              -
Nuclear refueling outage costs                             3,045           -             -             -          3,045
Interest accrued                                         (48,726)       (646)       16,945             -        (32,427)
Obligations under capital leases                             (52)          -             -             -            (52)
Other                                                    (71,372)       (165)      (73,090)       (2,180)      (146,807)
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                   (199,738)    (83,421)     (117,512)      231,586       (169,086)
						     -----------  ----------   -----------   -----------    -----------

DEFERRED CREDITS AND OTHER LIABILITIES

Accumulated deferred income taxes                        (43,816)       (211)     (120,355)            -       (164,382)
Accumulated deferred investment tax credits               (5,800)          -             -             -         (5,800)
Taxes accrued                                                  -           -             -             -              -
Obligations under capital leases                          10,793           -             -             -         10,794
Other regulatory liabilities                              36,669           -             -             -         36,669
Decommisioning                                             1,339           -         9,453             -         10,792
Transition to competition                                  1,587           -             -             -          1,587
Regulatory reserves                                        9,717           -             -             -          9,717
Accumulated provisions                                    (1,838)          -       191,131             -        189,292
Other                                                     34,492        (273)      (68,036)           10        (33,806)
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                     43,143        (484)       12,193            10         54,863
						     -----------  ----------   -----------   -----------    -----------

Long-term debt                                          (260,724)      1,050        (1,704)         (747)      (262,124)
Preferred stock with sinking fund                         (1,404)          -             -             -         (1,404)
Preferred stock without sinking fund                           -           -             -             -              -
Company-obligated mandatorily redeemable
  preferred securities of subsidiary trust holding
  solely junior subordinated deferrable debentures             -           -             -             -              -

SHAREHOLDERS' EQUITY

Common stock                                                   -           -             -            (1)             -
     Authorized shares
     Issued shares CY
Paid-in capital                                                -       6,199        27,020       (31,992)         1,227
Retained earnings                                         53,659     109,109      (176,664)     (138,427)      (152,326)
Accumulated other comprehensive income (loss)               (609)     65,956        61,723       (65,956)        61,115
Less - treasury stock, at cost                                 -     (67,280)            -             -        (67,280)
						     -----------  ----------   -----------   -----------    -----------
TOTAL                                                     53,050     248,544       (87,921)     (236,376)       (22,704)
						     -----------  ----------   -----------   -----------    -----------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY           $  (365,673) $  165,688    $ (194,945)  $    (5,528)   $  (400,455)
						     ===========  ==========   ===========   ===========    ===========

* Totals may not foot due to rounding.

Entergy Corporation

Consolidating Statement of Operations
Three Months Ended March 31, 2002
(Dollars in thousands)
(Unaudited)
								    U.S.     Parent &   Competitive   Eliminations  Consolidated
								 Utilities     Other     Businesses
OPERATING REVENUES:
     Domestic electric                                           $1,401,422   $       -    $       -   $      (413)  $ 1,401,009
     Natural gas                                                     46,377           -            -             -        46,377
     Competitive businesses                                               -       9,001      404,656          (210)      413,448
								 ----------   ---------    ---------   -----------   -----------
			 Total                                    1,447,799       9,001      404,656          (623)    1,860,834

OPERATING EXPENSES:
      Operating and Maintenance:
	  Fuel, fuel related expenses, and gas purchased for resale 395,879           -       72,982             -       468,861
	  Purchased power                                           131,092         115       38,600          (321)      169,486
								 ----------   ---------    ---------   -----------   -----------
     Gross Margin                                                   920,828       8,886      293,074          (302)    1,222,487
     Margin %                                                         63.6%       98.7%        72.4%         48.5%         65.7%

	  Nuclear refueling outage expenses                          15,588           -        9,599             -        25,187
	  Other operation and maintenance                           337,544      15,962      572,782          (562)      925,725
     Decommissioning                                                  8,193           -            -             -         8,193
     Taxes other than income taxes                                   87,999         576       13,795             -       102,370
								 ----------   ---------    ---------   -----------   -----------
			 Total                                      976,295      16,653      707,758          (883)    1,699,822
								 ----------   ---------    ---------   -----------   -----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                    471,504      (7,652)    (303,102)          260       161,012
								 ----------   ---------    ---------   -----------   -----------
Margin %                                                              32.6%      (85.0%)      (74.9%)       (41.7%)         8.7%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                  189,887       1,474       13,762             -       205,124
     Other regulatory charges (credits)                               1,563           -            -             -         1,563
								 ----------   ---------    ---------   -----------   -----------
			Total                                       191,450       1,474       13,762             -       206,687
								 ----------   ---------    ---------   -----------   -----------

OPERATING INCOME (LOSS)                                             280,054      (9,126)    (316,864)          260       (45,675)
								 ----------   ---------    ---------   -----------   -----------
Margin %                                                              19.3%     (101.4%)      (78.3%)       (41.7%)        (2.5%)

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction              6,682           -            -             -         6,682
     Gain/(loss) on sale of assets - net                                663           2            -             -           665
     Interest and dividend income                                     4,515       7,129       18,716        (6,835)       23,525
     Equity in earnings of unconsolidated equity affiliates               -           -       75,065             -        75,065
     Miscellaneous - net                                             (4,522)     (2,541)      (3,750)         (260)      (11,072)
								 ----------   ---------    ---------   -----------   -----------
			  Total                                       7,338       4,590       90,031        (7,095)       94,865
								 ----------   ---------    ---------   -----------   -----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                     107,293           -       16,234             -       123,527
     Other interest - net                                             7,409       5,822       19,078        (6,835)       25,473
     Distributions on preferred securities of subsidiaries            4,709           -            -             -         4,709
     Allowance for borrowed funds used during construction           (5,638)          -            -             -        (5,638)
								 ----------   ---------    ---------   -----------   -----------
			 Total                                      113,773       5,822       35,312        (6,835)      148,071
								 ----------   ---------    ---------   -----------   -----------

INCOME (LOSS) BEFORE INCOME TAXES                                   173,620     (10,357)    (262,145)            -       (98,881)

INCOME TAXES                                                         65,376      (4,191)     (87,083)            -       (25,898)
								 ----------   ---------    ---------   -----------   -----------

CONSOLIDATED NET INCOME (LOSS)                                      108,244      (6,166)    (175,062)            -       (72,983)

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                             5,940           -            -             -         5,940
								 ----------   ---------    ---------   -----------   -----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                        $ 102,304   $  (6,166)   $(175,062)  $         -   $   (78,923)
								 ==========   =========    =========   ===========   ===========
Margin %                                                               7.1%      (68.5%)      (43.3%)            -         (4.2%)

EARNINGS (LOSS)  PER AVERAGE COMMON SHARE:
   BASIC                                                              $0.46      ($0.03)      ($0.79)                     ($0.36)
   DILUTED                                                            $0.45      ($0.03)      ($0.77)                     ($0.35)
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                             221,943,451
   DILUTED                                                                                                           226,165,792

*Totals may not foot due to rounding.



Entergy Corporation

Consolidating Income Statement
Three Months Ended March 31, 2001
(Dollars in thousands)
(Unaudited)
								    U.S.      Parent &   Competitive   Eliminations Consolidated
								 Utilities     Other     Businesses
OPERATING REVENUES:
     Domestic electric                                            $1,873,323    $      -    $       -       $   (778) $ 1,872,545
     Natural gas                                                     110,384           -            -              -      110,384
     Competitive businesses                                                -      12,390      657,321           (213)     669,498
								  ---------------------------------------------------------------
			 Total                                     1,983,707      12,390      657,321           (991)   2,652,427

OPERATING EXPENSES:
      Operating and Maintenance:
	  Fuel, fuel related expenses, and gas purchased
	    for resale                                               827,295           -      298,568              -    1,125,863
	  Purchased power                                            225,810           -      137,622            447      363,879
								  ---------------------------------------------------------------

     Gross Margin                                                    930,602      12,390      221,131         (1,438)   1,162,685
     Margin %                                                          46.9%      100.0%        33.6%         145.1%        43.8%

	  Nuclear refueling outage expenses                           17,207           -            -              -       17,207
	  Other operation and maintenance                            301,837      30,392      139,965         (1,735)     470,459
     Decommissioning                                                   8,901           -            -              -        8,901
     Taxes other than income taxes                                    89,979         585       11,899              -      102,463
								  ---------------------------------------------------------------
			 Total                                     1,471,029      30,977      588,054         (1,288)   2,088,772
								  ---------------------------------------------------------------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                     512,678     (18,587)      69,267            297      563,655
								  ---------------------------------------------------------------
Margin %                                                               25.8%     (150.0%)       10.5%         (30.0%)       21.3%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                   190,423       1,085       11,569              -      203,077
     Other regulatory charges (credits)                                 (389)          -            -              -         (389)
								  ---------------------------------------------------------------
			Total                                        190,034       1,085       11,569              -      202,688
								  ---------------------------------------------------------------

OPERATING INCOME (LOSS)                                              322,644     (19,672)      57,698            297      360,967
								  ---------------------------------------------------------------
Margin %                                                               16.3%     (158.8%)        8.8%         (30.0%)       13.6%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction               4,943           -            -              -        4,943
     Gain/(loss) on sale of assets - net                                 584           -            4              -          588
     Interest and dividend income                                     22,856      17,112       23,391        (15,883)      47,476
     Equity in earnings of unconsolidated equity affiliates                -           -       25,064              -       25,064
     Miscellaneous - net                                              (8,315)        (45)      16,573           (297)       7,917
								  ---------------------------------------------------------------
			  Total                                       20,068      17,067       65,032        (16,180)      85,988
								  ---------------------------------------------------------------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                      119,957           -        9,014              -      128,971
     Other interest - net                                             16,043       9,857       37,897        (15,883)      47,914
     Distributions on preferred securities of subsidiaries             4,709           -            -              -        4,709
     Allowance for borrowed funds used during construction            (3,939)          -            -              -       (3,939)
								  ---------------------------------------------------------------
			 Total                                       136,770       9,857       46,911        (15,883)     177,655
								  ---------------------------------------------------------------

INCOME (LOSS) BEFORE INCOME TAXES                                    205,942     (12,462)      75,819              -      269,300

INCOME TAXES                                                          85,505      (4,590)      27,515              -      108,429
								  ---------------------------------------------------------------

CONSOLIDATED NET INCOME (LOSS)                                       120,437      (7,872)      48,304              -      160,871

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                              6,716           -            -              -        6,716
								  ---------------------------------------------------------------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                        $  113,721   $  (7,872)   $  48,304   $          -   $  154,155
								  ===============================================================
Margin %                                                                5.7%      (63.5%)        7.3%              -         5.8%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                               $0.52      ($0.04)       $0.22                       $0.70
   DILUTED                                                             $0.51      ($0.04)       $0.22                       $0.69
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                              219,917,139
   DILUTED                                                                                                            223,785,716

*Totals may not foot due to rounding.


Entergy Corporation

Consolidating Income Statement
Three Months Ended March 31, 2002 vs. 2001
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)
								   U.S.       Parent &    Competitive   Eliminations  Consolidated
								Utilities      Other       Businesses
OPERATING REVENUES:
     Domestic electric                                           $(471,901)   $       -     $        -   $       365   $ (471,536)
     Natural gas                                                   (64,007)           -              -             -      (64,007)
     Competitive businesses                                              -       (3,389)      (252,665)            3     (256,051)
								 ---------    ---------     ----------   -----------   ----------
			 Total                                    (535,908)      (3,389)      (252,665)          368     (791,594)

OPERATING EXPENSES:
      Operating and Maintenance:                                                                                   -            -
	  Fuel, fuel related expenses, and gas purchased
	    for resale                                            (431,416)           -       (225,586)            -     (657,002)
	  Purchased power                                          (94,718)         115        (99,022)         (768)    (194,393)
								 ---------    ---------     ----------   -----------   ----------
     Gross Margin                                                   (9,774)      (3,504)        71,943         1,136       59,802
     Margin %                                                        16.7%        (1.3%)         38.8%        (96.6%)        21.9%

	  Nuclear refueling outage expenses                         (1,619)           -          9,599             -        7,980
	  Other operation and maintenance                           35,707      (14,430)       432,817         1,173      455,266
     Decommissioning                                                  (708)           -              -             -         (708)
     Taxes other than income taxes                                  (1,980)          (9)         1,896             -          (93)
								 ---------    ---------     ----------   -----------   ----------
			 Total                                    (494,734)     (14,324)       119,704           405     (388,950)
								 ---------    ---------     ----------   -----------   ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                   (41,174)      10,935       (372,369)          (37)    (402,644)
								 ---------    ---------     ----------   -----------   ----------
Margin %                                                              6.7%        65.0%         (85.4%)       (11.8%)      (12.6%)

DEPRECIATION AND AMORTIZATION:                                                                                                  -
     Depreciation and amortization                                    (536)         389          2,193             -        2,047
     Other regulatory charges (credits)                              1,952            -              -             -        1,952
								 ---------    ---------     ----------   -----------   ----------
			Total                                        1,416          389          2,193             -        3,999
								 ---------    ---------     ----------   -----------   ----------

OPERATING INCOME (LOSS)                                            (42,590)      10,546       (374,562)          (37)    (406,643)
								 ---------    ---------     ----------   -----------   ----------
Margin %                                                              3.1%        57.4%         (87.1%)       (11.8%)      (16.1%)

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction             1,739            -              -             -        1,739
     Gain/(loss) on sale of assets - net                                79            2             (4)            -           77
     Interest and dividend income                                  (18,341)      (9,983)        (4,675)        9,048      (23,951)
     Equity in earnings of unconsolidated equity affiliates              -            -         50,001             -       50,001
     Miscellaneous - net                                             3,793       (2,496)       (20,323)           37      (18,989)
								 ---------    ---------     ----------   -----------   ----------
			  Total                                    (12,730)     (12,477)        24,999         9,085        8,877
								 ---------    ---------     ----------   -----------   ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                    (12,664)           -          7,220             -       (5,444)
     Other interest - net                                           (8,634)      (4,035)       (18,819)        9,048      (22,441)
     Distributions on preferred securities of subsidiaries               -            -              -             -            -
     Allowance for borrowed funds used during construction          (1,699)           -              -             -       (1,699)
								 ---------    ---------     ----------   -----------   ----------
			 Total                                     (22,997)      (4,035)       (11,599)        9,048      (29,584)
								 ---------    ---------     ----------   -----------   ----------

INCOME (LOSS) BEFORE INCOME TAXES                                  (32,323)       2,104       (337,964)            -     (368,182)

INCOME TAXES                                                       (20,129)         399       (114,598)            -     (134,327)
								 ---------    ---------     ----------   -----------   ----------

CONSOLIDATED NET INCOME (LOSS)                                     (12,194)       1,705       (223,366)            -     (233,855)

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                             (776)           -              -             -         (776)
								 ---------    ---------     ----------   -----------   ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                        $(11,418)   $   1,705     $ (223,366)    $       -    $(233,079)
								 =========    =========     ==========   ===========   ==========
Margin %                                                               1.3%       (5.0%)        (50.6%)            -       (10.1%)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                            ($0.06)       $0.01         ($1.01)            -       ($1.06)
   DILUTED                                                          ($0.06)       $0.01         ($0.99)            -       ($1.04)

*Totals may not foot due to rounding.



Entergy Corporation

Consolidating Income Statement
Twelve Months Ended March 31, 2002
(Dollars in thousands)
(Unaudited)
								 U.S.       Parent &    Competitive   Eliminations  Consolidated
							      Utilities      Other      Businesses
OPERATING REVENUES:
     Domestic electric                                        $ 6,775,117    $       -    $        -   $    (1,826)   $6,773,291
     Natural gas                                                  121,895            -             -             -       121,895
     Competitive businesses                                             -       31,215     1,907,065        (4,159)    1,934,121
							      -----------    ---------    ----------   -----------    ----------
			 Total                                  6,897,012       31,215     1,907,065        (5,985)    8,829,307

OPERATING EXPENSES:
      Operating and Maintenance:
	  Fuel, fuel related expenses, and gas purchased
	    for resale                                          2,338,502            -       686,145             -     3,024,647
	  Purchased power                                         715,730          159       115,855        (4,704)      827,040
							      -----------    ---------    ----------   -----------    ----------

     Gross Margin                                               3,842,780       31,056     1,105,065        (1,281)    4,977,620
     Margin %                                                       55.7%        99.5%         57.9%         21.4%         56.4%

	  Nuclear refueling outage expenses                        64,133            -        32,991             -        97,125
	  Other operation and maintenance                       1,441,099       71,077     1,097,619        (2,788)    2,607,006
     Decommissioning                                                2,481            -             -             -         2,481
     Taxes other than income taxes                                350,220        2,578        46,958             -       399,756
							      -----------    ---------    ----------   -----------    ----------
			 Total                                  4,912,165       73,814     1,979,568        (7,492)    6,958,055
							      -----------    ---------    ----------   -----------    ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                1,984,847      (42,599)      (72,503)        1,507     1,871,252
							      -----------    ---------    ----------   -----------    ----------
Margin %                                                            28.8%      (136.5%)        (3.8%)       (25.2%)        21.2%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                                663,609        4,903        54,567             -       723,080
     Other regulatory charges (credits)                           (18,558)           -             -             -       (18,558)
							      -----------    ---------    ----------   -----------    ----------
			Total                                     645,051        4,903        54,567             -       704,522
							      -----------    ---------    ----------   -----------    ----------

OPERATING INCOME (LOSS)                                         1,339,796      (47,502)     (127,070)        1,507     1,166,730
							      -----------    ---------    ----------   -----------    ----------
Margin %                                                            19.4%      (152.2%)        (6.7%)       (25.2%)        13.2%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction           27,948            -             -             -        27,948
     Gain/(loss) on sale of assets - net                            2,688           48         2,567             -         5,303
     Interest and dividend income                                  61,361       27,251        72,547       (25,305)      135,854
     Equity in earnings of unconsolidated equity affiliates             -            -       227,083             -       227,083
     Miscellaneous - net                                          (35,570)       2,829        (3,711)       (1,507)      (37,958)
							      -----------    ---------    ----------   -----------    ----------
			  Total                                    56,427       30,128       298,486       (26,812)      358,230
							      -----------    ---------    ----------   -----------    ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                   462,358            -        77,118             -       539,476
     Other interest - net                                          95,631       37,524        67,348       (25,305)      175,198
     Distributions on preferred securities of subsidiaries         18,838            -             -             -        18,838
     Allowance for borrowed funds used during construction        (23,119)           -             -             -       (23,120)
							      -----------    ---------    ----------   -----------    ----------
			 Total                                    553,708       37,524       144,466       (25,305)      710,392
							      -----------    ---------    ----------   -----------    ----------

INCOME (LOSS) BEFORE INCOME TAXES                                 842,515      (54,898)       26,950             -       814,568

INCOME TAXES                                                      280,156        1,262        39,949             -       321,367
							      -----------    ---------    ----------   -----------    ----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE                                                 562,359      (56,160)      (12,999)            -       493,201

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)                   -            -        23,482             -        23,482
							      -----------    ---------    ----------   -----------    ----------

CONSOLIDATED NET INCOME (LOSS)                                    562,359      (56,160)       10,483             -       516,683

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                          23,536            -             -             -        23,536
							      -----------    ---------    ----------   -----------    ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                     $  538,823     $(56,160)   $   10,483   $         -      $493,147
							      ===========    =========    ==========   ===========    ==========
Margin %                                                             7.8%      (179.9%)         0.5%             -          5.6%

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                            $2.43       ($0.25)        $0.05                       $2.23
   DILUTED                                                          $2.39       ($0.25)        $0.05                       $2.19
AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
   BASIC                                                                                                             221,443,909
   DILUTED                                                                                                           225,245,641

*Totals may not foot due to rounding.


Entergy Corporation


Consolidating Income Statement
Twelve Months Ended March 31, 2001
(Dollars in thousands)
(Unaudited)
						    U.S.       Parent &     Competitive   Eliminations    Consolidated
						 Utilities       Other      Businesses

OPERATING REVENUES:
     Domestic electric                           $ 7,753,501   $         -   $         -   $    (14,151)    $ 7,739,350
     Natural gas                                     230,359             -             -              -         230,359
     Competitive businesses                                -        12,246     2,933,559        (38,738)      2,907,067
						 -----------   -----------   -----------   ------------     -----------
			 Total                     7,983,860        12,246     2,933,559        (52,889)     10,876,776
						 -----------   -----------   -----------   ------------     -----------

OPERATING EXPENSES:
      Operating and Maintenance:
	  Fuel, fuel related expenses, and         2,639,402             -       635,280           (739)      3,273,943
	    gas purchased for resale
	  Purchased power                          1,017,789             -     1,681,963        (42,536)      2,657,217
						 -----------   -----------   -----------   ------------     -----------
      Gross Margin                                 4,326,669        12,246       616,315         (9,614)      4,945,615
      Margin %                                         54.2%        100.0%         21.0%          18.2%           45.5%

	  Nuclear refueling outage expenses           69,161             -             -              -          69,161
	  Other operation and maintenance          1,502,415        67,243       478,596        (11,394)      2,036,861
     Decommissioning                                  37,447             -             -              -          37,447
     Taxes other than income taxes                   370,379         1,873        20,937              -         393,189
						 -----------   -----------   -----------   ------------     -----------
			 Total                     5,636,593        69,116     2,816,777        (54,668)      8,467,818
						 -----------   -----------   -----------   ------------     -----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                   2,347,267       (56,870)      116,782          1,779       2,408,958
						 -----------   -----------   -----------   ------------     -----------
Margin %                                               29.4%       (464.4%)         4.0%          (3.4%)          22.1%

DEPRECIATION AND AMORTIZATION:
     Depreciation and amortization                   745,335         3,520        22,071              -         770,926
     Other regulatory charges (credits)               40,894             -             -              -          40,894
						 -----------   -----------   -----------   ------------     -----------
			Total                        786,229         3,520        22,071              -         811,820
						 -----------   -----------   -----------   ------------     -----------

OPERATING INCOME (LOSS)                            1,561,038       (60,390)       94,711          1,779       1,597,138
						 -----------   -----------   -----------   ------------     -----------
Margin %                                               19.6%       (493.1%)         3.2%          (3.4%)          14.7%

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used                  29,270             -             -              -          29,270
       during construction
     Gain/(loss) on sale of assets - net               2,407             -             5              -           2,412
     Interest and dividend income                     71,387        74,759        51,736        (21,947)        175,935
     Equity in earnings of unconsolidated
       equity affiliates                                   2             -        25,064              -          25,066
     Miscellaneous - net                             (34,486)        5,209        71,660         (1,779)         40,604
						 -----------   -----------   -----------   ------------     -----------
			  Total                       68,580        79,968       148,465        (23,726)        273,287
						 -----------   -----------   -----------   ------------     -----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                      479,165             -        13,220              -         492,385
     Other interest - net                             52,238        27,311        55,663        (21,947)        113,266
     Distributions on preferred securities            18,838             -             -              -          18,838
       of subsidiaries
     Allowance for borrowed funds used               (21,964)            -             -              -         (21,964)
       during construction
						 -----------   -----------   -----------   ------------     -----------
			 Total                       528,277        27,311        68,884        (21,947)        602,525
						 -----------   -----------   -----------   ------------     -----------

INCOME (LOSS) BEFORE INCOME TAXES                  1,101,341        (7,733)      174,292              -       1,267,900

INCOME TAXES                                         449,981        (7,651)       62,195              -         504,524
						 -----------   -----------   -----------   ------------     -----------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE                                    651,360           (82)      112,097              -         763,376

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)      -             -             -              -               -
						 -----------   -----------   -----------   ------------     -----------

CONSOLIDATED NET INCOME (LOSS)                       651,360           (82)      112,097              -         763,376

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                             28,787             -             -              -          28,787
						 -----------   -----------   -----------   ------------     -----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK       $   622,573      $    (82)   $  112,097   $          -     $   734,589
						 ===========   ===========   ===========   ============     ===========
Margin %                                                7.8%         (0.7%)         3.8%           0.0%            6.8%


EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
  BASIC                                                $2.80         $0.00         $0.50                          $3.30
  DILUTED                                              $2.76         $0.00         $0.50                          $3.26

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
  BASIC                                                                                                     222,437,311
  DILUTED                                                                                                   225,141,304

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended March 31, 2002 vs. 2001
Increase/(Decrease)
(Dollars in thousands)
(Unaudited)
								 U.S.       Parent &     Competitive   Eliminations  Consolidated
							      Utilities       Other       Businesses
OPERATING REVENUES:
     Domestic electric                                        $ (978,384)          $ -    $        -  $     12,325     $(966,059)
     Natural gas                                                (108,464)            -             -             -      (108,464)
     Competitive businesses                                            -        18,969    (1,026,494)       34,579      (972,946)
							      ----------      --------    ----------  ------------    ----------
			 Total                                (1,086,848)       18,969    (1,026,494)       46,904    (2,047,469)

OPERATING EXPENSES:
      Operating and Maintenance:                                                                                 -             -
	  Fuel, fuel related expenses, and gas purchased
	    for resale                                          (300,900)            -        50,865           739      (249,296)
	  Purchased power                                       (302,059)          159    (1,566,108)       37,832    (1,830,177)
							      ----------      --------    ----------  ------------    ----------

     Gross Margin                                               (483,889)       18,810       488,750         8,333        32,005
     Margin %                                                        1.5%        (0.5%)        36.9%          3.2%         10.9%

	  Nuclear refueling outage expenses                       (5,028)            -        32,991             -        27,964
	  Other operation and maintenance                        (61,316)        3,834       619,023         8,606       570,144
     Decommissioning                                             (34,966)            -             -             -       (34,966)
     Taxes other than income taxes                               (20,159)          705        26,021             -         6,567
							      ----------      --------    ----------  ------------    ----------
			 Total                                  (724,428)        4,698      (837,209)       47,176    (1,509,765)
							      ----------      --------    ----------  ------------    ----------

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
AND AMORTIZATION                                                (362,420)       14,271      (189,285)         (272)     (537,704)
							      ----------      --------    ----------  ------------    ----------
Margin %                                                           (0.6%)       327.9%         (7.8%)       (21.8%)        (1.0%)

DEPRECIATION AND AMORTIZATION:                                                                                                 -
     Depreciation and amortization                               (81,726)        1,383        32,496             -       (47,847)
     Other regulatory charges (credits)                          (59,452)            -             -             -       (59,452)
							      ----------      --------    ----------  ------------    ----------
			Total                                   (141,178)        1,383        32,496             -      (107,299)
							      ----------      --------    ----------  ------------    ----------

OPERATING INCOME (LOSS)                                         (221,242)       12,888      (221,781)         (272)     (430,406)
							      ----------      --------    ----------  ------------    ----------
Margin %                                                           (0.1%)       341.0%         (9.9%)       (21.8%)        (1.5%)

OTHER INCOME (DEDUCTIONS):
     Allowance for equity funds used during construction          (1,322)            -             -             -        (1,322)
     Gain/(loss) on sale of assets - net                             281            48         2,562             -         2,891
     Interest and dividend income                                (10,026)      (47,508)       20,811        (3,358)      (40,081)
     Equity in earnings of unconsolidated equity affiliates           (2)            -       202,019             -       202,017
     Miscellaneous - net                                          (1,084)       (2,380)      (75,371)          272       (78,562)
							      ----------      --------    ----------  ------------    ----------
			  Total                                  (12,153)      (49,840)      150,021        (3,086)       84,943
							      ----------      --------    ----------  ------------    ----------

INTEREST AND OTHER CHARGES:
     Interest on long-term debt                                  (16,807)            -        63,898             -        47,091
     Other interest - net                                         43,393        10,213        11,685        (3,358)       61,933
     Distributions on preferred securities of subsidiaries             -             -             -             -             -
     Allowance for borrowed funds used during construction        (1,155)            -             -             -        (1,156)
							      ----------      --------    ----------  ------------    ----------
			 Total                                    25,431        10,213        75,582        (3,358)      107,867
							      ----------      --------    ----------  ------------    ----------

INCOME (LOSS) BEFORE INCOME TAXES                               (258,826)      (47,165)     (147,342)            1      (453,330)

INCOME TAXES                                                    (169,825)        8,913       (22,246)            -      (183,157)
							      ----------      --------    ----------  ------------    ----------

INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
ACCOUNTING CHANGE                                                (89,001)      (56,078)     (125,096)           (0)     (270,175)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE (net of taxes)                  -             -        23,482             -        23,482
							      ----------      --------    ----------  ------------    ----------

CONSOLIDATED NET INCOME (LOSS)                                   (89,001)      (56,078)     (101,614)           (0)     (246,693)

PREFERRED DIVIDEND REQUIREMENTS OF SUBSIDIARIES
AND OTHER                                                         (5,251)            -             -             -        (5,251)
							      ----------      --------    ----------  ------------    ----------

EARNINGS (LOSS) APPLICABLE TO COMMON STOCK                     $ (83,750)    $ (56,078)   $ (101,614)   $       (0)    $(241,442)
							      ==========     =========    ==========  ============    ==========
Margin %                                                             0.0%      (179.2%)        (3.3%)          0.0%        (1.2%)

EARNINGS (LOSS) PER AVERAGE COMMON SHARE:
   BASIC                                                          ($0.37)       ($0.25)       ($0.45)                     ($1.07)
   DILUTED                                                        ($0.37)       ($0.25)       ($0.45)                     ($1.07)

*Totals may not foot due to rounding.


Entergy Corporation

Consolidated Cash Flow Statement
Year to Date March 31, 2002 vs. 2001
(Dollars in thousands)
(Unaudited)

										       2002         2001        Variance


			       OPERATING ACTIVITIES
Consolidated net income                                                              ($72,983)    $160,871     ($233,854)
Noncash items included in net income:
  Reserve for regulatory adjustments                                                    9,718       28,791       (19,073)
  Other regulatory charges (credits) - net                                              1,563         (389)        1,952
  Depreciation, amortization, and decommissioning                                     213,317      211,978         1,339
  Deferred income taxes and investment tax credits                                   (193,180)       7,665      (200,845)
  Allowance for equity funds used during construction                                  (6,682)      (4,943)       (1,739)
  (Gain) loss on sale of assets - net                                                    (665)        (588)          (77)
  Equity in undistributed earnings of subsidiaries and unconsolidated affiliates      (75,065)     (25,064)      (50,001)
Changes in working capital (net of effects from acquisitions and dispositions):
  Receivables                                                                          73,913      112,551       (38,638)
  Fuel inventory                                                                      (13,232)     (48,407)       35,175
  Accounts payable                                                                    (68,720)    (365,644)      296,924
  Taxes accrued                                                                       131,838       67,693        64,145
  Interest accrued                                                                    (32,415)     (33,367)          952
  Deferred fuel                                                                        45,164      105,184       (60,020)
  Other working capital accounts                                                      (82,101)       4,182       (86,283)
Provision for estimated losses and reserves                                           241,004        2,326       238,678
Changes in other regulatory assets                                                     (1,277)     (73,755)       72,478
Other                                                                                 183,706       35,470       148,236
										     --------     --------      --------
Net cash flow provided by operating activities                                        353,903      184,554       169,349
										     --------     --------      --------


				INVESTING ACTIVITIES
Construction/capital expenditures                                                    (267,110)    (264,946)       (2,164)
Allowance for equity funds used during construction                                     6,682        4,943         1,739
Nuclear fuel purchases                                                                (85,143)     (36,753)      (48,390)
Proceeds from sale/leaseback of nuclear fuel                                           92,136       33,740        58,396
Proceeds from sale of businesses                                                       38,848            -        38,848
Investment in other nonregulated/nonutility properties                                 29,961     (439,057)      469,018
Changes in other temporary investments - net                                          150,000            -       150,000
Decommissioning trust contributions and realized change in trust assets               (15,747)     (16,406)          659
Other regulatory investments                                                                -      (53,637)       53,637
Other                                                                                   3,343       41,609       (38,266)
										     --------     --------      --------
Net cash flow used in investing activities                                            (47,030)    (730,507)      683,477
										     --------     --------      --------


			       FINANCING ACTIVITIES
  Proceeds from the issuance of:
    Long-term debt                                                                    240,017       99,506       140,511
    Common stock                                                                       66,369       15,724        50,645
  Retirement of:
    Long-term debt                                                                   (577,934)     (77,363)     (500,571)
  Redemption of preferred stock                                                        (1,403)      (1,999)          596
  Changes in short-term borrowings - net                                               56,333      231,000      (174,667)
  Dividends paid:
     Common stock                                                                     (73,225)     (66,655)       (6,570)
     Preferred stock                                                                   (5,948)      (4,785)       (1,163)
										     --------     --------      --------
Net cash flow provided by (used in) financing activities                             (295,791)     195,428      (491,219)
										     --------     --------      --------

Effect of exchange rates on cash and cash equivalents                                     640       (2,068)        2,708
										     --------     --------      --------

Net increase (decrease) in cash and cash equivalents                                   11,722     (352,593)      364,315

Cash and cash equivalents at beginning of period                                      751,573    1,382,424      (630,851)
										     --------   ----------     ---------

Cash and cash equivalents at end of period                                           $763,295   $1,029,831     ($266,536)
										     ========   ==========     =========





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